                                                      Exhibit 4i

                      SUBSCRIPTION AGREEMENT

     SUBSCRIPTION AGREEMENT (this "Agreement"), dated as of _________, 1998, by and among DynaGen, Inc., a corporation organized under the laws of the State of Delaware (the "Company"), with headquarters located at 840 Memorial Drive, Cambridge, Massachusetts 02139 and the undersigned ("Purchaser").

     WHEREAS:

A. The Company and Purchaser are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by
     Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act").

B. The Company desires to sell and issue to Purchaser and Purchaser desires to purchase, upon the terms and conditions stated in this Agreement, the number of shares of Series H Preferred Stock, $.01 par value per share (the "Preferred Stock"), of the Company convertible into shares of common stock, par value $.01 per share, of the Company (the "Common Stock") in accordance with the terms and conditions set forth therein. The Series H Preferred Stock Designation setting forth the rights, preferences, including the terms upon which the shares of Preferred Stock are convertible into shares of Common Stock, is attached hereto as Exhibit A. The shares of Common Stock issuable upon conversion of the Preferred Stock or otherwise pursuant to the Preferred Stock are referred to herein as the "Conversion Shares." The Preferred Stock and the Conversion Shares are collectively referred to herein as the "Securities."

     NOW, THEREFORE, the Company and the Purchaser hereby agree as follows:

     1.   PURCHASE AND SALE OF PREFERRED STOCK

          a. Purchase of Preferred Stock. on the Closing Date (as defined below), subject to the satisfaction (or waiver) of the conditions set forth in Sections 6 and 7 below, the Company shall issue and sell to Purchaser and Purchaser agrees to purchase from the Company, the number of shares of Preferred Stock (the "Preferred Shares") set forth on the signature page. The purchase price (the "Purchase Price Per Share") for each of the Preferred Shares.

          b. Form of Payment. On the Closing Date (as hereinafter defined), Purchaser shall pay the aggregate Purchase Price for the Preferred Shares by wire transfer or check to Foley, Hoag & Eliot LLP as escrow agent (the "Escrow Agent") and shall deliver by telecopier (with originals following by first class mail) a fully executed copy of this Subscription Agreement to the Escrow Agent. Payment and delivery instructions are attached as Exhibit B hereto. The Company shall deliver one or more certificates (the "Certificates") representing the Preferred Shares to the Escrow Agent and an executed copy of this Agreement indicating the Company's acceptance of the Purchaser's subscription. Promptly upon receipt of the Purchase Price, the executed and accepted Agreement and the Certificates representing the Preferred Shares, the Escrow Agent shall (1) deliver the Purchase Price together with copies of the executed and accepted agreement to the Company in accordance with the instructions delivered to the Escrow Agent by the Company and (2) deliver the Certificates together with the accepted Agreement to the Purchaser by Federal Express or other overnight courier at the address set forth on the signature page of this Agreement.

          c. Closing Date. Subject to the satisfaction (or waiver) of the conditions thereto set forth in Section 6 and Section 7 below, the date and time of the issuance and sale of the shares of Preferred Shares Pursuant to this Agreement shall take place from time to time as may be mutually agreed upon by the Company and Purchaser. Each closing shall occur at the offices of Foley, Hoag & Eliot LLP, One Post Office Square, Boston, MA 02109.

     2.   PURCHASER'S REPRESENTATIONS AND WARRANTIES

     Purchaser represents and warrants to the Company that:

          a. Investment Purpose. Purchaser is purchasing the Preferred Stock for Purchaser's own account for investment only and not with a present view towards the public sale or distribution thereof, except pursuant to sales that are exempt from the registration requirements of the Securities Act and/or sales registered under the Securities Act. Purchaser understands that Purchaser must bear the economic risk of this investment indefinitely, unless the Preferred Shares or the Conversion Shares are registered pursuant to the Securities Act and any applicable state securities or blue sky laws or an exemption from such registration is available, and that the Company has no present intention of registering any such Securities other than as contemplated by Section 5 of this Agreement.

          b. Accredited Investor Status. Purchaser is an "accredited investor" as defined in Rule 501(a) promulgated under the Securities Act.

          c. Reliance on Exemptions. Purchaser understands that the Preferred Shares and the Conversion Shares are being offered and sold to Purchaser in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and Purchaser's compliance with, the representations, warranties, agreements, acknowledgments and understandings of Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of Purchaser to acquire the Preferred Shares and Conversion Shares.

          d. Information. Purchaser and its counsel or representative, if any, have been furnished all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Preferred Shares which have been requested by Purchaser or its counsel or representative. Purchaser and its counsel, if any, have been afforded the opportunity to ask questions of the Company and have received what Purchaser believes to be complete and satisfactory answers to any such inquiries. Neither such inquiries nor any other due diligence investigation conducted by Purchaser or its counsel or any of its representatives shall modify, amend or affect Purchaser's right to rely on the Company's representations and warranties contained in Section 3 below. Purchaser has been informed and understands that (i) this investment involves a HIGH DEGREE OF RISK, (ii) the Company's independent auditing have included an explanatory paragraph in their opinion on the Company's financial statements expressing substantial doubt about the Company's ability to continue as a going concern and
(iii) the Company has been notified by the NASDAQ Stock Market that it does not meet the applicable listing requirements and that its common stock is subject to delisting.

          e. Governmental Review. Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities.

          f. Transfer or Resale. Purchaser understands that (i) except as provided in Section 5 of this Agreement, the Securities have not been and are not being registered under the Securities Act or any state securities laws, and may not be transferred unless (a) subsequently registered thereunder, or (b) Purchaser shall have delivered to the Company an opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration, including without limitation Rule 144 promulgated under the Securities Act (or a successor rule) ("Rule 144"), or (c) transferred without consideration to an affiliate of Purchaser; (ii) any sale of such Securities made in reliance on Rule 144 may be made only in accordance with the terms of said Rule and further, if said Rule 144 is not applicable, any resale of such Securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the Securities and Exchange Commission (the "SEC") thereunder; and (iii) neither the Company nor any other person is under any obligation to register such Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder (in each case, other than pursuant to the Registration Rights Agreement).

          g. Legends. Purchaser understands that the Preferred Shares and, until such time as the Conversion Shares have been registered under the Securities Act as contemplated by Section 5 of this Agreement or otherwise may be sold by Purchaser pursuant to Rule 144 without any restriction as to the public resale thereof, the certificates for the Conversion Shares, may bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such Securities):

     The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended. The securities have been acquired for investment and may not be sold, transferred or assigned in the absence of an effective registration statement for the securities under said Act, or an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, that registration is not required under said Act or unless the Company is provided with reasonable assurances that the securities were sold pursuant to Rule 144 under said Act.

     The legend set forth above shall be removed and the Company shall issue a certificate without such legend upon conversion of the Preferred Stock to the holder of any Security upon which it is stamped, if (a) the resale of such Security is registered under the Securities Act, or (b) such holder provides the Company with an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such Security may be made without registration under the Securities Act or (c) such holder provides the Company with reasonable assurances that such Security has been sold pursuant to Rule 144 or can be sold pursuant to Rule 144 without any restriction as to the number of Securities acquired as of a particular date that can then be immediately sold. Purchaser agrees to sell all Securities, including those represented by a certificate(s) from which the legend has been removed, pursuant to an effective registration statement and to deliver a prospectus in connection with such sale (if and to the extent such delivery is required) or in compliance with an exemption from the registration requirements of the Securities Act. In the event the above legend is removed from any Security and thereafter the effectiveness of a registration statement covering such Security is suspended or the Company determines that a supplement or amendment thereto is required by applicable securities laws, then upon reasonable advance notice to Purchaser the Company may require that the above legend be placed on any such Security that cannot then be sold pursuant to an effective registration statement or Rule 144 without any restriction as to the number of Securities acquired as of a particular date that can then be immediately sold, which legend shall be removed when such Security has been sold pursuant to Rule 144 or may be sold pursuant to an effective registration statement or Rule 144 without any restriction as to the number of Securities acquired as of a particular date that can then be immediately sold.

          h. Authorization; Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of Purchaser and are valid and binding agreements of Purchaser enforceable in accordance with their respective terms.

          i. Location of Purchaser. Purchaser has advised the Company in writing with respect to the jurisdictions wherein the investment decision regarding Purchaser's acquisition of the Preferred Stock has been made.

     3.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to Purchaser that:

          a. Organization and Qualification. The Company is a corporation duly organized and existing in good standing under the laws of the jurisdiction in which it is incorporated, and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction where the failure so to qualify would have a Material Adverse Effect. "Material Adverse Effect" means any material adverse effect on the operations, properties, condition (financial or otherwise) or prospects of the Company and its subsidiaries, taken as a whole on a consolidated basis or on the ability of the Company to perform its obligations in connection with the transactions contemplated hereby on a timely basis.

          b. Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and perform this Agreement, to issue and sell the Preferred Shares in accordance with the terms hereof, and to issue the Conversion Shares upon conversion of the Preferred Shares in accordance with their terms. The execution, delivery and performance of this Agreement by the Company and the consummation by it of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Preferred Shares and the issuance and reservation for issuance of the Conversion Shares) have been duly authorized by the Company's Board of Directors and no further consent or authorization of the Company, its Board or Directors, or its stockholders is required; this Agreement has been duly executed and delivered by the Company; and this Agreement constitutes the valid and binding obligations of the Company enforceable against the Company in accordance with its respective terms.

          c. Issuance of Securities. The Preferred Stock is duly authorized and, upon issuance in accordance with the terms of this Agreement, the Preferred Shares will be validly issued, fully paid and non-assessable. The Conversion Shares have been duly authorized by the Company's Board of Directors, and have been reserved for issuance upon conversion of the Preferred Shares in accordance with the terms thereof, will be validly issued, fully paid and non-assessable.

          d. No Conflicts. The execution, delivery and performance of this Agreement by the Company, the performance by the Company of its obligations hereunder and thereunder, and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance and reservation for issuance, as applicable, of the Preferred Shares and the Conversion Shares) will not (i) result in a violation of the Certificate of Incorporation or By-laws or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including U.S. federal and state securities laws and regulations) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect or for which consents have been obtained). Except as described in the SEC Documents (as hereinafter defined) neither the Company nor any of its subsidiaries is in violation of its Certificate of Incorporation or other organizational documents and neither the Company nor any of its subsidiaries is in default (and no event has occurred which, with notice or lapse of time or both, would put the Company or any of its Subsidiaries in default) under, nor has there occurred any event giving others (with notice or lapse of time or both) any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, except for defaults as would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect or for which consents have been obtained. The businesses of the Company and its subsidiaries are not being conducted, and shall not be conducted so long as Purchaser owns any of the Securities, in violation of any law, ordinance or regulation of any governmental entity, except for possible violations the sanctions for which either singly or in the aggregate would not have or reasonably be expected to result in a Material Adverse Effect. Except as specifically contemplated by this Agreement and except for the filing of a Form D with the Securities and Exchange Commission, the filing of the registration statement contemplated by this Agreement under the Securities Act, any filings required by applicable state securities laws and the filing of an application with Nasdaq (as defined below) to list or approve for quotation the Conversion Shares, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self regulatory agency in order for it to execute, deliver or perform any of its obligations under this Agreement, or the Preferred Stock, in each case in accordance with the terms hereof or thereof. The Company has been notified that it is not in compliance with new listing requirements of the Nasdaq SmallCap Market ("Nasdaq") and the Common Stock is subject to delisting by Nasdaq.

          e. SEC Documents, Financial Statements. Since December 31, 1995, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (all of the foregoing, filed prior to the date hereof and after December 31, 1995, and all exhibits included therein and financial statements and schedules thereto and documents (other than exhibits) incorporated by reference therein together with any registration statements or other documents filed by the Company pursuant to the Securities Act prior to the date hereof and all news releases by the Company being hereinafter referred to herein as the "SEC Documents"). The Company has made available to Purchaser true and complete copies of the SEC Documents, except for such exhibits, schedules and incorporated documents. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act or the Securities Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. as of their respective dates, the financial statements of the Company included in the SEC Documents complied in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with U.S. generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may include footnotes or may not be condensed or summary statements) and fairly present in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth in the financial statements of the Company included in the SEC Documents, the Company has no liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to the date of the most recent financial statements included in the SEC Documents and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in such financial statements, which, individually or in the aggregate, are not material to the financial condition or operating results of the Company.

          f. Absence of Litigation. Except as disclosed in the SEC Documents or otherwise disclosed to Purchaser, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company or any of its subsidiaries, threatened against or affecting the Company, any of its subsidiaries, or any of their respective directors or officers in their capacities as such, wherein an unfavorable decision, ruling or finding would or could reasonably be expected to result in a Material Adverse effect.

          g. Disclosure. All information relating to or concerning the Company set forth in this Agreement or provided to Purchaser pursuant to Section 2(d) hereof and otherwise in connection with the transactions contemplated hereby is true and correct in all material respects and the Company has not omitted to state any material fact necessary in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or exists with respect to the Company or its subsidiaries or their respective businesses, properties, prospects, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed (assuming for this purpose that the Company's Exchange Act Reports are being incorporated into an effective registration statement filed by the Company under the Securities Act).

          h. Current Public Information. The Company is currently eligible to register the resale of its Common Stock by a stockholder on a registration statement on Form S-3 under the Securities Act. The Company has been notified that it is not in compliance with new listing requirements of the Nasdaq SmallCap Market ("Nasdaq") and the Common Stock is subject to delisting by Nasdaq. If the Common Stock should be delisted, the Company may no longer be eligible to register the sale of its Common Stock on Form S-3.

          i. No General Solicitation. Neither the Company nor any person acting for the Company has conducted any "general solicitation," as such term is defined in Regulation D, with respect to any of the Securities being offered hereby.

          j. No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would require registration of the Securities being offered hereby under the Securities Act.

     4.   COVENANTS

          a. Best Efforts. The parties shall use their best efforts timely to satisfy each of the conditions described in Sections 6 and 7 of this Agreement.

          b. Blue Sky Laws. The Company shall take such action as the Company or Purchaser shall reasonably determine is necessary to qualify the Securities for sale to Purchaser pursuant to this Agreement under applicable securities or "blue sky" laws of the states of the United States or obtain exemption therefrom, and shall provide evidence of any such action so taken to Purchaser.

          c. Reporting Status. So long as Purchaser beneficially owns any of the Securities, the Company shall timely file all reports required to be filed with the SEC pursuant to the Exchange Act.

          d. Use of Proceeds. The Company shall use the proceeds from the sale of the Preferred Stock for internal working capital purposes, mergers and acquisitions, investments and general corporate purposes.

          e. Financial Information. Upon the written request of Purchaser while holding any Preferred Shares, the Company shall send the following reports to Purchaser: a copy of its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q, any proxy statements, any Current Reports on Form 8-K and any press releases issued by the Company or any of its subsidiaries.

          f. Reservation of Shares. The Company shall reserve and shall at all times thereafter have authorized and reserved for the purpose of issuance a sufficient number of shares of Common Stock to provide for the full conversion of the shares of Preferred Shares issued in accordance herewith and issuance of the Conversion Shares in connection therewith and as otherwise required by the terms of the Preferred Stock.

          g. Corporate Existence. So long as Purchaser beneficially owns the Preferred Shares, the Company shall maintain its corporate existence, except in the event of a merger, consolidation or sale of all or substantially all of the Company's assets, as long as the surviving or successor entity in such transaction (i) assumes the Company's obligations hereunder and under the agreements and instruments entered into in connection herewith regardless of whether or not the Company would have had a sufficient number of shares of Common Stock authorized and available for issuance in order to effect the conversion of the Preferred Shares as of the date of such transaction and (ii) is a publicly traded corporation whose common stock is listed for trading on the Nasdaq Stock Market, the New York Stock Exchange or The American Stock Exchange.

     5.   REGISTRATION; TRANSFER AGENT INSTRUCTIONS

     (a) Registration. On or before the later of (i) six (6) months after the Company's registration statement relating to the registration of the Company of shares of common stock issuable upon conversion of the Company's Series C and D Convertible Preferred Stock shall have been declared effective or (ii) nine months after the date hereof, the Company shall file with the Securities and Exchange Commission a registration statement on Form S-3 (or such other form as shall be available) to register the resale of the Conversion Shares. The Company shall use its best efforts, subject to receipt of necessary information from the Purchaser to cause the Registration Statement to become effective within 60 days of filing.

     (b) Transfer Agent Instructions. The Company shall instruct its transfer agent to issue certificates, registered in the name of Purchaser or its nominee, for the Conversion Shares in such amounts as specified from time to time by Purchaser to the Company upon conversion of the Preferred Shares. Prior to registration of the Conversion Shares under the Securities Act or resale of such Securities under Rule 144, all such certificates shall bear the restrictive legend specified in Section 2(g) of this Agreement. The Company warrants that no instruction other than such instructions referred to in this Section 5, and stop transfer instructions to give effect to Section 2(f) hereof in the case of the Conversion Shares prior to registration of the Conversion Shares under the Securities Act, will be given by the Company to its transfer agent and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the Preferred Stock terms. Nothing in this Section shall affect in any way Purchaser's obligations and agreement set forth in Section 2(f) hereof not to resell the Securities except pursuant to an effective registration statement (and to deliver a prospectus in connection with such a sale) or in compliance with an exemption from the registration requirements of applicable securities law. If Purchaser provides the Company with an opinion of counsel, which opinion of counsel shall be in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from registration, the Company shall permit the transfer, and, in the case of the Conversion Shares, promptly instruct its transfer agent to issue one or more certificates in such name and in such denominations as specified by a Purchaser.

     (c) Rule 144. The Company will use its best efforts to make all filings and take all other actions so that Rule 144 promulgated under the Securities Act of 1933, as amended, will be available for the resale of the Conversion Shares.

     6.   CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL

     The obligation of the Company hereunder to issue and sell the Preferred Shares to Purchaser at the closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions thereto, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion.

               (a) Purchaser shall have executed the execution page to this Agreement and delivered the same to the Company.

               (b) Purchaser shall have delivered the Purchase Price for the Preferred Shares.

               (c) The representations and warranties of Purchaser shall be true and correct in all material respects.

               (d) No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

     7.   CONDITIONS TO PURCHASER'S OBLIGATION TO PURCHASE

     The obligation of Purchaser hereunder to purchase the Preferred Shares on the Closing Date is subject to the satisfaction of each of the following conditions, provided that these conditions are for Purchaser's sole benefit and may be waived by Purchaser at any time in Purchaser's sole discretion:

               (a) The Company shall have executed the signature page to this Agreement and delivered the same to Purchaser.

               (b) The Company shall have delivered to Purchaser one or more duly executed Certificates representing the Preferred Shares purchased hereby in the principal amount being purchased by Purchaser in accordance with Section 1(b) above.

               (c) The representations and warranties of the Company shall be true and correct as of the Closing Date in all material respects and the Company shall have performed, satisfied and complied in all material respects the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date.

               (d) No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.


     8.   GOVERNING LAW; MISCELLANEOUS

          a. Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in the State of Delaware. The parties consent to the jurisdiction of the United States District Courts for the Southern District of New York in any suit or proceeding based on or arising under this Agreement and agree that all claims in respect of such suit or proceeding may be determined in such court. The parties irrevocably waive the defense of an inconvenient forum to the maintenance of such suit or proceeding. The parties further agree that service of process mailed by first class mail shall be deemed in every respect effective service of process in any suit or proceeding arising hereunder. Nothing herein shall affect Purchaser's right to serve process in any other manner permitted by law. The parties agree that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

          b. Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party.


          c. Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

          d. Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

          e. Entire Agreement; Amendments. This Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor Purchaser make any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived other than by an instrument in writing signed by the party to be charged with enforcement and no provision of this Agreement may be amended other than by an instrument in writing signed by the Company and Purchaser.

          f. Notices. Any notices required or permitted to be given under the terms of this Agreement shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier, overnight delivery service or by confirmed telecopy, and shall be effective five days after being placed in the mail, if mailed, or upon receipt or refusal of receipt, if delivered personally or by courier, overnight delivery service or confirmed telecopy, in each case addressed to a party. The addresses for such communications shall be:

     If to the Company:

                    DynaGen, Inc.
                    840 Memorial Drive
                    Cambridge, Massachusetts 02139
                    Telecopy: (617) 354-3902
                    Attention: Dhananjay G. Wadekar

     with a copy to:

                    Foley, Hoag & Eliot LLP
                    One Post Office Square
                    Boston, Massachusetts  02109
                    Telecopy:  (617) 832-7000
                    Attention: David A. Broadwin, Esq.

     If to Purchaser, to :

                    to the address set forth on the signature page hereof.

     Each party shall provide notice to the other parties of any change in address.

          g. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. Neither the Company nor Purchaser shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other. This provision shall not limit Purchaser's right to transfer the Securities pursuant to the terms of the Preferred Stock and this Agreement or to assign Purchaser's rights hereunder to any such transferee, nor shall this provision limit the right of Purchaser to transfer or assign its rights under such agreements and instruments to an affiliate (provided that Purchaser makes no more than two (2) such transfers), provided that the representations and warranties set forth in
Section 2 are true and correct with respect to such affiliate or managed account.

          h. Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

          i. Survival. The representations and warranties of the parties and the agreements and covenants set forth in Sections 2, 3, 4 and 5 shall survive the closing hereunder and any conversion of the Preferred Stock, notwithstanding any due diligence investigation conducted by or on behalf of Purchaser.

          j. Purchaser. Purchaser shall not make any press release or other public statement concerning the transactions contemplated hereby without the prior written consent of the Company.

          k. Publicity. Purchaser shall not make any press release or other public statement concerning the transactions contemplated hereby without the prior written consent of the Company.

          l. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.



               [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the undersigned Purchaser and the Company have caused this Agreement to be duly executed as of the date first above written.


         SUBSCRIPTION AMOUNT                PURCHASER

         Number of Shares                   By:
                          ---------            -------------------------------
         Total Purchase Price               Name:
                             ---------         -------------------------------
                                            Title:
                                                  ----------------------------


                                            ACCEPTED:

                                            DYNAGEN, INC.

                                            By:
                                               -------------------------------
                                            Name:
                                                 -----------------------------
                                            Title:
                                                  ----------------------------